EXHIBIT 3(c)

                            SELLING GROUP AGREEMENT

              VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC. AND
              AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK


This Selling Group Agreement ("Agreement") is made among Van Kampen American Capital Distributors, Inc., a registered broker-dealer and the distributor for the variable life insurance policies (or certificates) and/or annuity contracts (or certificates) set forth in Schedule A ("Distributor"),


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                           ("Selling Group Member")


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                             ("Associated Agency")


and, as the fourth party, American General Life Insurance Company of New York ("AGNY"). Selling Group Member is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act. Unless exempt, Selling Group Member maintains a level of qualification with the NASD appropriate to enable it to offer and sell the products set forth in Schedule
A. Selling Group Member is affiliated with Associated Agency, which is properly licensed under the insurance laws of the state(s) in which Selling Group Member will act under this Agreement.

This Agreement is for the purpose of providing for the distribution of (a) certain variable life insurance policies and certificates, and (b) certain variable annuity contracts and certificates set forth in Schedule A and any successor or additional SEC registered insurance products (as discussed in Part (1) "NEW PRODUCTS" of this Agreement) to be issued by AGNY and distributed through Distributor through representatives who are state insurance licensed and appointed agents of AGNY and associated with Associated Agency and are also NASD registered representatives of Selling Group Member ("Sales Persons"). The policies, contracts and/or certificates set forth in Schedule A, along with any successor or additional SEC registered insurance products, are referred to collectively herein as the "Contracts".

In consideration of the mutual promises and covenants contained in this Agreement, AGNY and Distributor appoint Selling Group Member and those persons associated with Associated Agency who are NASD registered representatives of Selling Group Member and state insurance licensed agents of AGNY to solicit and procure applications for the Contracts. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions where the Contracts have been approved for sale. Selling Group Member is authorized to collect the first purchase payment or premium (collectively "Premiums") on the Contracts and, unless Selling Group Member and AGNY have


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otherwise  agreed,  must remit such  premiums in full  dollar  amount to AGNY.
Unless Selling Group Member and AGNY have otherwise agreed, applications shall be taken only on preprinted application forms supplied by AGNY. All completed applications and supporting documents are the sole property of AGNY and must be promptly delivered to AGNY. All applications are subject to acceptance by AGNY at its sole discretion.


(1) NEW PRODUCTS

AGNY and Distributor may propose, and AGNY may issue additional or successor products, in which event Selling Group Member will be informed of the product and its related concession schedule. If Selling Group Member does not agree to distribute such product(s), it must notify Distributor in writing within 30 days of receipt of the Concession Schedule for such product(s). If Selling Group Member does not indicate disapproval of the new product(s) or the terms contained in the related Concession Schedule, Selling Group Member will be deemed to have thereby agreed to distribute such product(s) and agreed to the related Concession Schedule which shall be attached to and made a part of this Agreement.


(2) SALES PERSONS

Associated Agency is authorized to recommend Sales Persons for appointment by AGNY to solicit sales of the Contracts. Associated Agency warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed for such product under applicable insurance laws and is a currently NASD registered representative of Selling Group Member. Associated Agency shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by state or federal law, for Associated Agency and its Sales Persons. From time to time, AGNY will provide Associated Agency and Selling Group Member with information regarding the jurisdictions in which AGNY is authorized to solicit applications for the Contracts and any limitations on the availability of such Contracts in any jurisdiction.


(3) SALES MATERIAL

Associated Agency and Selling Group Member shall not utilize in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by AGNY or Distributor or unless AGNY and Distributor have provided written approval for the use of such literature. In accordance with the requirements of the laws of the several states, Associated Agency and Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to staff of AGNY and/or Distributor in field inspections and shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which have regulatory authority over AGNY or Distributor. Associated Agency and Selling Group Member jointly and severally hold AGNY, Distributor and their affiliates harmless from any liability arising from the use of any material which either


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(a) has not been  specifically  approved in writing by AGNY,  or (b)  although previously approved, has been disapproved by AGNY or Distributor in writing for further use.


(4) PROSPECTUSES

Selling Group Member and Associated Agency warrant that solicitation for the sale of SEC registered insurance products will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. AGNY and Distributor shall furnish Selling Group Member and Associated Agency, at no cost to Selling Group Member or Associated Agency, reasonable quantities of prospectuses to aid in the solicitation of Contracts.


(5) SELLING GROUP MEMBER COMPLIANCE

Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise Associated Agency and Sales Persons in determining client suitability. Selling Group Member shall hold AGNY and Distributor harmless from any financial claim resulting from improper suitability decisions.

Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures, and supervisory and inspection techniques necessary to diligently supervise the activities of its NASD registered representatives who are state insurance licensed agents or solicitors of AGNY, in connection with offers and sales of the Contracts. Such supervision shall include providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by Distributor or AGNY, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AGNY, Distributor, Selling Group Member, and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify Distributor if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended, or terminated.


(6) ASSOCIATED AGENCY AND SALES PERSON COMPLIANCE

Associated Agency will fully comply with the requirements of state insurance laws and applicable federal laws and will establish rules and procedures necessary to diligently supervise the activities of the Sales Persons. Upon request by Distributor or AGNY, Selling Group Member will furnish appropriate records as are necessary to establish such supervision. Associated Agency and Sales Persons shall be responsible for making suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws.


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Associated  Agency  shall  fully  cooperate  in any  insurance  or  securities
regulatory   examination,   investigation,   or  proceeding  or  any  judicial
proceeding with respect to AGNY, Distributor, Selling Group Member, and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify Distributor if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.


(7) AGNY COMPLIANCE

AGNY represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission to state a material fact, the omission of which makes any statement contained in the prospectus and registration statement misleading. AGNY agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Company Act of 1940, common law, or otherwise, and that arises out of a breach of this paragraph.


(8) COMPENSATION

AGNY will remit to Associated Agency compensation as set forth in Schedule B hereto.


(9) CUSTOMER SERVICE, COMPLAINTS, AND INDEMNIFICATION

The parties agree that AGNY may contact by mail or otherwise, any client, agent, account executive, or employee of Associated Agency or other individual acting in a similar capacity if deemed appropriate by AGNY, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint.

Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify Distributor and AGNY against any and all claims, liabilities and expenses incurred by either Distributor or AGNY, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract.


(10) FIDELITY BOND

Associated Agency represents that all directors, officers, employees and Sales Persons of Associated Agency licensed pursuant to this Agreement or who have access to funds of AGNY are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at Associated Agency's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity


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transactions.  Associated  Agency  acknowledges that AGNY may require evidence that such coverage is in force and Associated Agency shall promptly give notice to AGNY of any notice of cancellation or change of coverage.

Associated Agency assigns any proceeds received from the fidelity bond company to AGNY to the extent of AGNY's loss due to activities covered by the bond. If there is any deficiency, Associated Agency will promptly pay AGNY that amount on demand. Associated Agency indemnifies and holds harmless AGNY from any deficiency and from the cost of collection.


(11) LIMITATIONS OF AUTHORITY

The Contract forms are the sole property of AGNY. No person other than AGNY has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by AGNY. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of AGNY, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind AGNY or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of AGNY.


(12) ARBITRATION

The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, NASD, or any registered national securities exchange. Arbitration may be initiated by serving or mailing a written notice. The notice must specify which rules will apply to the arbitration. This specification will be binding on all parties.

The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Illinois. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in Illinois.


(13) GENERAL PROVISIONS

      (A)   Waiver

            Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.


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      (B)   Independent Contractors

            Distributor, Selling Group Member and Associated Agency are independent contractors and not employees or subsidiaries of AGNY; Selling Group Member and Associated Agency are not employees or subsidiaries of Distributor.

      (C)   Independent Assignment

            No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of AGNY and Distributor.

      (D)   Notice

            Any notice pursuant to this Agreement may be given electronically (other than vocally by telephone) or by mail, postage paid, transmitted to the last address communicated by the receiving party to the other parties to this Agreement.

      (E)   Severability

            To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provisions of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

      (F)   Amendment

            This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions as accrued with respect to Contracts issued and applications procured prior to the amendment.

      (G)   Termination

            This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued with respect to applications procured prior to the termination except as otherwise specifically provided in Schedule B.


      (H)   ILLINOIS LAW

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

      (I) This Agreement replaces and supersedes any other agreement or understanding related to the Contracts, between or among the parties to this Agreement.


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By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:  ___________________


Selling Group Member:   __________________________________________________
      (BROKER-DEALER)

Address:                __________________________________________________

                        __________________________________________________

Signature:              __________________________________________________

Name & Title:           __________________________________________________


Associated Agency:      __________________________________________________
         (PRIMARY INSURANCE AGENCY AFFILIATION)

Address:                __________________________________________________

                        __________________________________________________

Signature:              __________________________________________________

Name & Title:           __________________________________________________


VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

            Signed By: __________________________________________________
                       Fred Shepherd, Senior Vice President


American General Life Insurance Company of New York
300 South State Street
Syracuse, NY 13201

            Signed By: __________________________________________________
                       Name and Title


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                                                                    Schedule A

              AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK

                      CONTRACTS COVERED BY THIS AGREEMENT


                                      REGISTRATION FORMS                  SEPARATE
CONTRACT NAME                            AND NUMBERS                      ACCOUNT
Generations Variable Annuity             Form N-4                           E
                                         Nos. 333-32387
                                              811-3050

SCHEDULE B - GENERATIONS VARIABLE ANNUITY
CONTROL DATE - January 1, 1998

              VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., AND
         AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK ("AGNY")


This Schedule B is attached to and made a part of the Selling Group Agreement ("Agreement") to which it is attached. It is subject to the terms and conditions of the Agreement. In no event shall AGNY be liable for the payment of any commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed prior to the commencement of such solicitation.

A commission will be paid to Associated Agency in the amount of 6% of the aggregate Purchase Payments received and accepted by AGNY with a properly completed application or as subsequent Purchase Payments under the Contracts after the Contract is in force.

Commission Reductions:

(a) FREE LOOK. If a Contract is returned to AGNY pursuant to the "Free Look" provision of the Contract, the full commission paid by AGNY will be returned to AGNY or, in the absence of such return, charged back to Associated Agency.

(b) REDUCTIONS FOR PURCHASE PAYMENTS AT AGE 81 AND LATER. A 50% commission reduction shall apply with respect to Purchase Payments made on or after the Annuitant's eighty-first birthday (regardless of whether the Contract has a Contingent Annuitant).

(c) CHARGEBACKS FOR WITHDRAWALS. The following commission chargebacks shall apply on full or partial withdrawals: (excluding withdrawals made pursuant to the Systematic Withdrawal Program that are within the 10% Free Withdrawal Privilege, as defined in the Contract):

      o 100% for full or partial withdrawal of a Purchase Payment made during the first six months following its receipt; and

      o 50% for full or partial withdrawal of a Purchase Payment made during the next six months following its receipt.

      In no event shall any commission adjustment or chargeback be assessed for termination of a Contract because of the death of the Annuitant or Owner during the periods specified above.

(d)   NO COMPENSATION PAYABLE. No compensation shall be payable:

      o if AGNY, in its sole discretion, determines not to issue the Contract applied for or rescinds the Contract;

      o if AGNY refunds all or any portion of the Purchase Payments as a result of a complaint or grievance; or

      o if AGNY determines that a Purchase Payment made within 60 days following a prior partial withdrawal, including systematic withdrawals, is reasonably believed to be a reinvestment of part or all of the prior partial withdrawal.

      o if the Owner, at the time the Contract is purchased, is an officer, director, or bona-fide employee of AGNY or any of its company affiliates; provided, however, that the Owner shall have completed, at the time the Contract is purchased, appropriate documents supplied by AGNY which provide for a waiver of all surrender charges.

Associated Agency agrees to promptly deliver Contracts and holds AGNY harmless from and against any claim arising from market loss to the owner of the Contract resulting from late delivery by Associated Agency.

Unless  otherwise  agreed,  Associated  Agency shall forward to AGNY the first
full  payment   collected  by  Associated   Agency,   without   deduction  for
compensation.